Press Release

FOR IMMEDIATE RELEASE:

Exhibit 99.1

DCT INDUSTRIAL TRUST® REPORTS

FIRST QUARTER 2015 RESULTS

FFO of $0.49 per Share

Consolidated Operating Occupancy of 95.3 Percent

Same-Store NOI Growth of 10.9 Percent on a Cash Basis and 7.2 Percent on a GAAP Basis

Rent Growth of 5.5 Percent on a Cash Basis and 14.3 Percent on a GAAP Basis

Since January 1, Acquired 1.6 Million Square Feet for $98.4 Million;

Sold 2.6 Million Square Feet for $113.0 Million

Stabilized 966,000 Square Feet of Development and Redevelopment at a Yield on Cost of

8.9 Percent; Signed Two Build-to-Suit Projects Totaling 1.4 Million Square Feet

DENVER, April 30, 2015 – DCT Industrial Trust® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the quarter ending March 31, 2015.

“DCT is off to a great start in 2015. We saw strong growth in rents and same-store NOI as our high-quality portfolio continues to perform very well. Our development and redevelopment program is also creating substantial value and progressing ahead of plan. We stabilized two development buildings and four redevelopment buildings totaling 966,000 square feet with projected costs of $72.9 million and an average yield on cost of 8.9 percent,” said Phil Hawkins, Chief Executive Officer for DCT Industrial. “We also signed two build-to-suit leases totaling 1.4 million square feet with construction commencing on both projects mid-year.”

Funds from operations, as adjusted, attributable to common stockholders and unitholders (“FFO”) for Q1 2015 totaled $45.7 million, or $0.49 per diluted share, compared with $39.0 million, or $0.45 per diluted share, for Q1 2014, an increase of 8.9 percent per diluted share. These results exclude $1.3 million and $0.7 million of acquisition costs for the quarters ending March 31, 2015 and 2014, respectively.

Net income attributable to common stockholders for Q1 2015 was $28.7 million, or $0.32 per diluted share, compared to $0.3 million, or $0.00 per diluted share, reported for Q1 2014.

Property Results and Leasing Activity

As of March 31, 2015, DCT Industrial owned 400 consolidated operating properties, totaling 61.9 million square feet, with occupancy of 95.3 percent, a decrease of 10 basis points over Q4 2014 and an increase of 250 basis points over Q1 2014. Approximately 0.6 million square feet, or 1.0 percent of DCT Industrial’s total consolidated portfolio was leased but not occupied at March 31, 2015.

In Q1 2015, the Company signed leases totaling 3.8 million square feet with rental rates increasing 14.3 percent on a GAAP basis and 5.5 percent on a cash basis, compared to the corresponding expiring leases.

Over the previous four quarters, rental rates on signed leases increased 11.5 percent on a GAAP basis and 4.4 percent on a cash basis. The Company’s tenant retention rate was 66.9 percent in Q1 2015.

Net operating income (“NOI”) was $63.4 million in Q1 2015, compared with $57.0 million in Q1 2014. In Q1 2015, same-store NOI, excluding revenue from lease terminations, increased 7.2 percent on a GAAP basis and 10.9 percent on a cash basis, when compared to Q1 2014. Same-store occupancy averaged 94.5 percent in Q1 2015, an increase of 180 basis points over Q1 2014. Same-store occupancy as of March 31, 2015 was 94.8 percent.

Investment Activity

Acquisitions

Since January 1, 2015, DCT Industrial has acquired nine buildings for $98.4 million. Totaling 1.6 million square feet, these buildings were 80.8 percent occupied at the time of closing. The Company expects a year-one weighted-average cash yield of 3.7 percent and anticipates a weighted-average stabilized cash yield of 6.3 percent on the acquired assets.

The table below summarizes acquisitions since January 1, 2015:

Market	Submarket	Square Feet	Occupancy at Closing		Closed	Anticipated Yield[1]
Atlanta, GA	I-85 Northeast	398,000	100.0%[2]		Jan-15	7.3%
Atlanta, GA	I-85 Northeast	109,000	100.0%		Feb-15	8.3%
Denver, CO (5 buildings)	I-70/Northeast	691,000	97.0%[2]		Mar-15	6.1%
Northern California (2 buildings)	Hayward	448,000	34.4	%[2],[3]	Mar-15	5.8%
Total/Weighted Average		1,646,000	80.8%			6.3%

1 Anticipated yield represents year-one cash yield for stabilized acquisitions and projected stabilized cash yield for value-add acquisitions.

2 Acquired with known year-one move-out and/or known vacancy.

3 Includes a 294,000 square foot building that is currently 394,000 square feet but will be reduced in size as part of a comprehensive redevelopment of the asset. See Redevelopment section.

Development

Development highlights since January 1, 2015:

•

Executed a lease and commenced construction on a 55,000 square foot expansion of 6400 Hollister Road, a 222,000 square foot building located in the Northwest submarket of Houston. The building is 100 percent leased with the expansion scheduled to be complete in Q4 2015.

•	Executed two leases, 34,000 and 23,000, at DCT Airtex Industrial Center II, a 127,000 square foot building located in the Northwest submarket of Houston, bringing the facility to 45 percent leased.
•

Executed a full pre-lease of DCT North Avenue Distribution Center, a 350,000 square foot build-to-suit facility for a current customer in the Northern DuPage submarket of Chicago. The Company purchased 20.7 acres that currently houses two buildings. The buildings will be demolished with construction scheduled to commence in Q3 2015.

•

In April, purchased approximately 70 acres in Atlanta to develop a 1.0 million square foot distribution building. The development is 100 percent pre-leased to a credit tenant with construction scheduled to commence in Q2 2015.

•

In April, purchased 12.8 acres in the Southeast submarket of Orlando. The site will be combined with 8.0 acres already owned to create DCT Airport Distribution Center North Phase III. The development will add approximately 300,000 square feet to the Company’s existing 301,000 square foot, three-building industrial park, DCT Airport Distribution Center North.

Redevelopment

Redevelopment highlights since January 1, 2015:

•

The acquisition table above includes a 294,000 square foot redevelopment located in the Hayward submarket of Northern California. The currently vacant building is 394,000 square feet and will be reduced in size by 100,000 square feet to greatly improve functionality and better position it in the market. The property is being actively marketed during renovations which are scheduled to be complete in Q1 2016.

•

Commenced construction on 2201 Arthur, a 103,000 square foot redevelopment located in the O’Hare submarket of Chicago. The vacant building is actively being marketed during renovations which are scheduled to be complete in Q4 2015.

Dispositions

Since January 1, 2015, DCT Industrial has sold 10 buildings totaling 2.6 million square feet. This includes the previously announced sale of six of its eight assets in Memphis. These transactions generated total gross proceeds of $113.0 million and have an expected year-one weighted-average cash yield of 7.3 percent.

The table below summarizes the dispositions since January 1, 2015:

Market	Submarket	Square Feet	Occupancy	Closed
Memphis, TN (6 buildings)		2,327,000	100.0%	Feb-15
Southern California	Inland Empire West	40,000	N/A1	Apr-15
Southern California	Inland Empire West	55,000	N/A1	Apr-15
Southern California	Inland Empire West	61,000	N/A1	Apr-15
Atlanta, GA	North Central	120,000	87.8%	Apr-15
Total/Weighted Average		2,603,000	99.4%

1 Build-to-suit for sale

Capital Markets

In April, DCT Industrial amended and restated its senior unsecured bank facilities. The transaction increased the capacity under the Company’s revolving line of credit from $300 million to $400 million and extended its maturity date until April 2019 plus a one-year extension option. In addition, the maturity date of $125 million of the existing $225 million term loan was extended to April of 2020. Based on DCT Industrial’s current debt rating, the transaction also reduces DCT Industrial’s all-in drawn interest rate on the Company’s revolving line of credit by 20 basis points going forward and the interest rate on the Company’s term loans by 25 basis points.

Dividend

DCT Industrial’s Board of Directors has declared a $0.28 per share quarterly cash dividend, payable on July 15, 2015 to stockholders of record as of July 2, 2015.

Guidance

The Company raised and narrowed 2015 FFO guidance, as adjusted, to $1.90 to $2.00 per diluted share, up from $1.86 to $1.98 per diluted share. Additionally, net income attributable to common stockholders is expected to be between $0.56 and $0.66 per diluted share.

DCT Industrial’s guidance for 2015 includes the following assumptions:

•	Same-store net operating income will increase between 5.75 percent and 7.25 percent on a cash basis and between 4.25 percent and 5.75 percent on a GAAP basis
•	Average consolidated operating occupancy between 94.5 percent and 95.5 percent

•	Acquisitions of between $100 million and $200 million including stabilized and value-add
•	Development starts of between $200 million and $300 million
•	Dispositions of non-strategic assets of between $250 million and $350 million

The Company’s FFO guidance excludes acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss Q1 results on Friday, May 1, 2015 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 506-6112 or (412) 902-6686. A telephone replay will be available through Friday, May 15, 2015 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10063188. A live webcast of the conference call will be available in the Investors section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until May 1, 2016.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®

DCT Industrial is a leading industrial real estate company specializing in the acquisition, development, leasing and management of bulk distribution and light industrial properties in high-volume distribution markets in the U.S.  As of March 31, 2015, the Company owned interests in approximately 73.3 million square feet of properties leased to approximately 900 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB- from Standard & Poor’s Rating Services. Additional information is available at www.dctindustrial.com.

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CONTACT:

Melissa Sachs

DCT Industrial Trust

303-597-2400

investorrelations@dctindustrial.com

###

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	March 31, 2015	December 31, 2014
ASSETS	(unaudited)
Land	$971,994	$950,963
Buildings and improvements	2,879,913	2,787,959
Intangible lease assets	90,992	86,515
Construction in progress	90,565	134,938
Total investment in properties	4,033,464	3,960,375
Less accumulated depreciation and amortization	(714,193)	(703,840)
Net investment in properties	3,319,271	3,256,535
Investments in and advances to unconsolidated joint ventures	92,847	94,728
Net investment in real estate	3,412,118	3,351,263
Cash and cash equivalents	10,739	19,631
Restricted cash	3,602	3,779
Deferred loan costs, net	7,486	8,026
Straight-line rent and other receivables, net of allowance for doubtful accounts of $697 and $956, respectively	57,004	54,183
Other assets, net	15,424	14,652
Total assets	$3,506,373	$3,451,534

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$77,552	$83,543
Distributions payable	26,042	25,973
Tenant prepaids and security deposits	28,805	30,539
Other liabilities	18,154	14,078
Intangible lease liabilities, net	23,435	22,940
Line of credit	69,000	37,000
Senior unsecured notes	1,122,676	1,122,621
Mortgage notes	269,477	249,424
Total liabilities	1,635,141	1,586,118

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	-	-
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	-	-
Common stock, $0.01 par value, 500,000,000 shares authorized 88,166,490 and 88,012,696 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	882	880
Additional paid-in capital	2,764,302	2,762,431
Distributions in excess of earnings	(982,251)	(986,289)
Accumulated other comprehensive loss	(26,505)	(27,190)
Total stockholders’ equity	1,756,428	1,749,832
Noncontrolling interests	114,804	115,584
Total equity	1,871,232	1,865,416
Total liabilities and equity	$3,506,373	$3,451,534

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended March 31,
	2015	2014
REVENUES:
Rental revenues	$88,062	$82,619
Institutional capital management and other fees	378	764
Total revenues	88,440	83,383

OPERATING EXPENSES:
Rental expenses	10,148	12,402
Real estate taxes	14,505	13,197
Real estate related depreciation and amortization	38,996	36,433
General and administrative	7,336	6,834
Impairment losses	-	4,359
Total operating expenses	70,985	73,225
Operating income	17,455	10,158

OTHER INCOME (EXPENSE):
Development profit, net of taxes	-	728
Equity in earnings of unconsolidated joint ventures, net	807	3,613
Gain on acquisitions and dispositions of real estate interests	26,154	2,045
Interest expense	(13,904)	(16,056)
Interest and other income (expense)	(18)	28
Income tax expense and other taxes	(193)	(57)
Income from continuing operations	30,301	459
Income from discontinued operations	-	9
Consolidated net income of DCT Industrial Trust Inc.	30,301	468
Net income attributable to noncontrolling interests	(1,556)	(151)
Net income attributable to common stockholders	28,745	317
Distributed and undistributed earnings allocated to participating securities	(143)	(166)
Adjusted net income attributable to common stockholders	$28,602	$151

EARNINGS PER COMMON SHARE - BASIC
Income from continuing operations	$0.32	$0.00
Income from discontinued operations	0.00	0.00
Net income attributable to common stockholders	$0.32	$0.00

EARNINGS PER COMMON SHARE - DILUTED
Income from continuing operations	$0.32	$0.00
Income from discontinued operations	0.00	0.00
Net income attributable to common stockholders	$0.32	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,090	80,986
Diluted	88,419	81,249

Distributions declared per common share	$0.28	$0.28

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	Three Months Ended March 31,
	2015	2014
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$28,745	$317
Adjustments:
Real estate related depreciation and amortization	38,996	36,433
Equity in earnings of unconsolidated joint ventures, net	(807)	(3,613)
Equity in FFO of unconsolidated joint ventures	2,408	2,716
Impairment losses on depreciable real estate	-	4,491
Gain on acquisitions and dispositions of real estate interests	(26,154)	(2,045)
Gain on dispositions of non-depreciable real estate	18	98
Noncontrolling interest in the above adjustments	(853)	(2,164)
FFO attributable to unitholders	2,067	1,994
FFO attributable to common stockholders and unitholders(1)	44,420	38,227
Adjustments:
Acquisition costs	1,314	725
FFO, as adjusted, attributable to common stockholders and unitholders — basic and diluted	$45,734	$38,952

FFO per common share and unit — basic	$0.48	$0.45
FFO per common share and unit — diluted	$0.48	$0.44

FFO, as adjusted, per common share and unit — basic	$0.49	$0.45
FFO, as adjusted, per common share and unit — diluted	$0.49	$0.45

FFO weighted average common shares and units outstanding:
Common shares for earnings per share — basic	88,090	80,986
Participating securities	571	557
Units	4,299	4,457
FFO weighted average common shares, participating securities and units outstanding — basic	92,960	86,000
Dilutive common stock equivalents	329	263
FFO weighted average common shares, participating securities and units outstanding — diluted	93,289	86,263

(1)	Funds from Operations, FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Guidance

The Company is providing the following guidance:

	Range for the Full-Year
	2015
	Low	High
Guidance:
Earnings per common share - diluted	$0.56	$0.66
Gains on disposition of real estate interest	(0.28)	(0.28)
Real estate related depreciation and amortization(1)	1.60	1.61
Acquisition costs	0.02	0.01
FFO, as adjusted, per common share and unit-diluted(2)	$1.90	$2.00

(1) Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.
(2) The Company’s FFO guidance excludes acquisition costs.

The following table shows the calculation of our Fixed Charge Coverage for the three months ended March 31, 2015 and 2014 (in thousands):

	Three Months Ended March 31,
	2015	2014
Net income attributable to common stockholders(1)	$28,745	$317
Interest expense	13,904	16,056
Proportionate share of interest expense from unconsolidated joint ventures	324	317
Real estate related depreciation and amortization	38,996	36,433
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,208	1,466
Income tax expense and other taxes	193	89
Stock-based compensation	1,063	1,038
Noncontrolling interests	1,556	151
Non-FFO gain on acquisitions and dispositions of real estate interests	(26,136)	(1,947)
Impairment losses	-	4,491
Adjusted EBITDA	$59,853	$58,411

CALCULATION OF FIXED CHARGES
Interest expense	$13,904	$16,056
Capitalized interest	3,709	1,948
Amortization of loan costs and debt premium/discount	20	(113)
Other noncash interest expense	(1,024)	(1,024)
Proportionate share of interest expense from unconsolidated joint ventures	324	317
Total fixed charges	$16,933	$17,184

Fixed charge coverage	3.5	3.4

(1)    Includes amounts related to discontinued operations, when applicable.

The following table is a reconciliation of our reported income from continuing operations to our net operating income for the three months ended March 31, 2015 and 2014 (in thousands):

	Three Months Ended March 31,
	2015	2014
Reconciliation of income from continuing operations to NOI:
Income from continuing operations	$30,301	$459
Income tax expense and other taxes	193	57
Interest and other (income) expense	18	(28)
Interest expense	13,904	16,056
Equity in earnings of unconsolidated joint ventures, net	(807)	(3,613)
General and administrative	7,336	6,834
Real estate related depreciation and amortization	38,996	36,433
Impairment losses	-	4,359
Development profit, net of taxes	-	(728)
Gain on acquisitions and dispositions of real estate interests	(26,154)	(2,045)
Institutional capital management and other fees	(378)	(764)
Total GAAP net operating income	63,409	57,020
Less net operating income - non-same store properties	(9,911)	(6,792)
Same store GAAP net operating income	53,498	50,228
Less revenue from lease terminations	(511)	(906)
Add early termination straight-line rent adjustment	167	263
Same store GAAP net operating income, excluding revenue from lease terminations	53,154	49,585
Less straight-line rents, net of related bad debt expense	(309)	(1,893)
Less amortization of above/(below) market rents	(386)	(389)
Same store cash net operating income, excluding revenue from lease terminations	$52,459	$47,303

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes institutional capital management fees, depreciation, amortization, casualty gains, impairment, general and administrative expenses, equity in (earnings) loss of unconsolidated joint ventures,  interest expense, interest and other income and income tax expense and other taxes.  We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as depreciation, amortization, impairment, general and administrative expenses, interest income and interest expense.  Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income.  However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations.  Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations).  Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO excluding acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net income (loss) attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations.  We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the strength of the United States economic recovery and global economic recovery; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.